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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K/A
                               (Amendment No. 1)
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  APRIL 23, 1999
                                                      --------------



                              GUEST SUPPLY, INC.
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)



         New Jersey                      1-11955           22-2320483
---------------------------------    ----------------   -------------------
 (State or other jurisdiction        (Commission File   (I.R.S. Employer
of incorporation or organization)    Number)            Identification No.)



              4301 U.S. Highway One
              Monmouth Junction, NJ                     08852-0902
          ---------------------------------------       ----------
          (Address of principal executive offices)      (Zip Code)



      Registrant's telephone number, including area code: (609) 514-9696
                                                          --------------


                                Not Applicable
  --------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

The undersigned registrant hereby amends Item 7, sections (a) and (b), of its Current Report on Form 8-K reporting the acquisition of all of the capital stock of Kapadia Enterprises, Inc. d/b/a Nasco Supply Company and MacDonald Contract Sales, Inc. (collectively "Nasco") on April 23, 1999, to include financial statements and pro forma financial data information as set forth herein.

Item 7  Financial Statements, Pro Forma Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

The following combined financial statements of Kapadia Enterprises, Inc., aka Nasco Supply Company and MacDonald Contract Sales, Inc. (collectively "Nasco") are filed with amendment to Guest Supply, Inc. (the "Company") Form 8-K which was previously filed on May 10, 1999.


  Independent Auditor's Report

  Combined Balance Sheet - December 31, 1998

  Combined Statement of Income - Year Ended December 31, 1998

  Combined Statement of Stockholder's Equity - December 31, 1998

  Combined Statement of Cash Flows - Year Ended December 31, 1998

  Notes to the Combined Financial Statements

  Unaudited Condensed Combined Statement of Income - Three Months Ended December 31, 1998 and 1997

  Unaudited Condensed Combined Statement of Cash Flows - Three Months Ended December 31, 1998 and 1997.

  Notes to Unaudited Condensed Combined Financial Statements

                         CARPENTER KUHEN & SPRAYBERRY
                          Certified Public Accoutants

Ralph C. Kuhen, C.P.A.                           Members:                                      Daniel Sprayberrry,C.P.A.
Steve Barnes, C.P.A.          American Instiute of Certified Public Accoutants                 Martin J. Marietta, C.P.A.
Mark Luttrell, C.P.A.                        SEC Practice Section                              Dana Boutain, C.P.A
Greg Braun, C.P.A.            California Society of Certified Public Accountants               Dwayne Schiellack, C.P.A.
Ann Braun, C.P.A.                                                                              William Duerksen, C.P.A.
Jennifer Haney, C.P.A.                                                                         Jeffrey Freeman, C.P.A.
Laima Swanson, C.P.A.                                                                          Audrey Tamekazu, C.P.A.
Michael Luxton, C.P.A.                                                                         Matthew Davis, C.P.A.
Sandra V. Steward, C.P.A.



                         INDEPENDENT AUDITOR'S REPORT




To the Shareholder
Kapadia Enterprises, Inc.
dba Nasco Supply Company
And MacDonald Contract Sales, Inc.
Sylmar, California


We have audited the accompanying combined balance sheet of Kapadia Enterprises, Inc., dba Nasco Supply Company (an S corporation) and MacDonald Contract Sales, Inc., as of December 31, 1998, and the related combined statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kapadia Enterprises, Inc., dba Nasco Supply Company, and MacDonald Contract Sales, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Oxnard, California
March 5, 1999

                           KAPADIA ENTERPRISES, INC.

                           dba Nasco Supply Company

                      AND MACDONALD CONTRACT SALES, INC.

                  COMBINED BALANCE SHEET - DECEMBER 31, 1998

                                    ASSETS
CURRENT ASSETS:
  Cash                                                               $ 352,340
  Accounts receivable (net of allowance for doubtful
   accounts of $149,928)                                             5,928,272
  Inventory                                                         12,635,623
  Prepaid expenses                                                      30,269
  Other current assets                                                 116,233
                                                                    ----------
                    Total current assets                            19,062,737


PROPERTY AND EQUIPMENT, AT COST:
     Building                                 $ 1,372,517
     Land                                         601,129
     Computer equipment                           177,239
     Leasehold improvements                       139,794
     Furniture and fixtures                       130,367
     Office equipment                              91,407
     Vehicles                                      16,000
                                              ------------
                                                2,528,453

     Less - Accumulated depreciation             (770,451)           1,758,002
                                              ------------

CAPITAL LEASES, NET                                                    135,744

LOAN FEES (net of accumulated
     amortization of $62,101)                                           11,240
                                                                   -----------

                                                                  $ 20,967,723
                                                                  ============

   The accompanying notes are an integral part of the financial statements.

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable                                           $    5,934,579
     Accrued expenses                                                1,350,238
     Sales tax payable                                                  72,175
     Franchise tax payable                                              35,160
     Other current liabilities                                           9,056
     Current portion of capital leases                                  15,478
     Current portion of long-term debt                                  44,038
     Line of credit                                                    500,000
     Note payable to stockholder                                        53,130
                                                                --------------

                    Total current liabilities                        8,013,854

LONG-TERM LIABILITIES:
     Long-term debt                                      $ 967,823
     Obligations under capital leases                       34,813   1,002,636
                                                      ------------

COMMITMENTS AND CONTINGENCIES                                               --

STOCKHOLDER'S EQUITY:
     Common stock - no par value
       Authorized - 24,000 shares
       Issued and outstanding - 15,048 shares              150,485
     Common stock - no par value
       Authorized - an unlimited number of common shares
       Issued and outstanding- 200 shares                       69
     Preferred stock - no par value
       Authorized - an unlimited number of non-voting,
        redeemable, non-participating preference shares
       Issued and outstanding- 0 shares                         --
     Additional paid-in capital                            125,000
     Retained earnings                                  11,675,679
                                                      ------------

                    Total stockholder's equity                      11,951,233
                                                                  ------------
                                                                  $ 20,967,723
                                                                  ============

                           KAPADIA ENTERPRISES, INC.

                           dba Nasco Supply Company

                      AND MACDONALD CONTRACT SALES, INC.

                         COMBINED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1998

NET SALES                                                        $ 63,628,192

COST OF SALES                                                      55,665,356
                                                                 ------------
                    Gross margin                                    7,962,836


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        5,906,182
                                                                 ------------

                    Income from operations                          2,056,653

OTHER INCOME (EXPENSE):
     Gain on sale of marketable securities       $ 525,581
     Dividend income                                 7,034
     Interest income                                 1,290
     Franchise tax                                 (35,160)
     Interest expense                             (250,397)           248,348
                                                 ---------       ------------

                    Net income                                    $ 2,305,001
                                                                  ===========

NET INCOME PER SHARE:

     Basic and diluted                                               $ 151.17
                                                                  ===========

   The accompanying notes are an integral part of the financial statements.

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.
        COMBINED STATEMENT OF STOCKHOLDER'S EQUITY - DECEMBER 31, 1998

                                                                                              Accumulated
                                           Common Stock       Additional                         Other                Total
                                         --------------------  Paid In       Retained        Comprehensive         Stockholder's
                                         Shares    Amount      Capital       Earnings            Income               Equity
                                         ---------------------------------------------------------------------------------------
Balance, December 31, 1997               15,248   $ 150,554  $ 125,000      $ 1,349,405         $ 136,760           $ 1,761,719
Prior period adjustment                      --          --         --       10,046,831                --            10,046,831
                                         ---------------------------------------------------------------------------------------
Balance, December 31, 1997, as restated  15,248     150,554    125,000       11,396,236           136,760            11,808,550

Shareholder distributions                     --         --         --       (2,025,558)               --            (2,025,558)

Net income                                    --         --         --        2,305,001                --             2,305,001
Decrease in unrealized gain on
  marketable securities                       --         --         --               --          (136,760)             (136,760)
                                         ---------------------------------------------------------------------------------------
Balance, December 31, 1998                15,248  $ 150,554  $ 125,000     $ 11,675,679         $      --           $11,951,233
                                         =======================================================================================


   The accompanying notes are an intergral part of the financial statements.

                           KAPADIA ENTERPRISES, INC.

                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
 Net income                                                                                          $   2,305,001
 Adjustments to reconcile net income to net cash provided
  by operating activities-
     Depreciation and amortization                                                                         151,701
     Gain on sale of marketable securities                                                                (525,581)
     Net change in operating assets and liabilities                                                      2,028,518
                                                                                                    --------------

                Net cash provided by operating activities                                                3,959,639

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
   Purchase of marketable securities                                                                      (291,308)
   Proceeds on sale of marketable securities                                                             1,310,760
   Principal payments on margin debt                                                                      (263,119)
   Purchase of fixed assets                                                                               (256,487)
                                                                                                    --------------
                Net cash provided by investing activities                                                  499,846
                                                                                                    --------------


CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
   Principal payments on long-term debt                                                                   (418,362)
   Net decrease in line of credit                                                                       (1,150,000)
   Principal payments on capital lease obligations                                                         (19,258)
   Distributions to stockholder                                                                         (2,025,558)
                                                                                                    --------------

                Net cash used in financing activities                                                   (3,613,178)
                                                                                                    --------------

NET INCREASE IN CASH                                                                                       846,307

CASH ,  BEGINNING OF YEAR                                                                                 (493,967)
                                                                                                    --------------

CASH,  END OF YEAR                                                                                   $     352,340
                                                                                                    --------------
   The accompanying notes are an integral part of the financial statements.


                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998



(1)  Summary of Significant Accounting Policies

     This combined summary of accounting policies of Kapadia Enterprises, Inc., dba Nasco Supply Company and MacDonald Contract Sales, Inc. (the "Company"), is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     a)    Nature of Business and Concentration of Credit Risk

       The Company is in the business of distributing linens, towels and related items to hotels, motels, hospitals and other institutions in the United States and Canada. The Company grants credit to customers, most of whom are in the hospitality industry. Kapadia Enterprises, Inc., dba Nasco Supply Company operates from locations in Los Angeles, California and Concorde, North Carolina. MacDonald Contract Sales, Inc. has its operations in Mississauga, Ontario.

       The Company maintains its cash balances in Bank Leumi and Republic National Bank of New York. Periodically throughout the year the Company has maintained balances in excess of federally insured limits.

       b)  Basis of Accounting

       The Company reports on the accrual method of accounting for both financial statement and tax purposes.

        c) Major Vendors

       Purchases from six vendors comprised 82% of the Company's inventory purchases for the year ended December 31, 1998. Amounts due to these vendors, included in accounts payable, amounted to $4,788,059 at December 31, 1998.

        d) Principles of Combination

       The combined financial statements include the accounts of Kapadia Enterprises, Inc., dba Nasco Supply Company and MacDonald Contract Sales, Inc. Both entities are owned by the same shareholder. Significant inter-company transactions and amounts have been eliminated in combination.

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (Continued)


(1)  Summary of Significant Accounting Policies (Continued)

     e)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     f)   Inventory

          Inventory is stated at the lower of cost or market and is determined on a first-in, first-out basis. Inventory is recorded net of reserve of $1,089,167 at December 31, 1998.

     g)   Property, Equipment, and Depreciation

          The Company's property and equipment is recorded at cost. Depreciation is provided using the double declining balance and straight line methods over the following estimated useful lives:

                                                             Estimated
               Asset Classification                         Useful Life

  Building                                                   31.5 Years
  Computer equipment                                            5 Years
  Leasehold improvements                                     31.5 Years
  Furniture and fixtures                                        5 Years
  Office equipment                                              5 Years
  Vehicles                                                      5 Years

(2)  Marketable Securities
The cost of securities is determined by specific identification. The realized gain on the sale of marketable securities during the year of December 31, 1998 is as follows:

          Market value at date of sale               $   1,310,760
          Cost of securities                              (785,179)
                                                     --------------

               Realized gain on sale                 $     525,581
                                                     ==============

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (Continued)


(3) Capital Leases

    The Company leases machinery and office equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquistion of these assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital lease:


          Machinery and equipment                         $         519,414
          Less accumulated amortization                            (383,670)
                                                          -----------------

                                                          $         135,744
                                                          =================

          Future minimum lease payments                   $          50,291
          Less - Amount representing interest                        (8,360)
                                                          -----------------

            Present value of net minimum lease payments   $          41,931
                                                          =================

     The following is a schedule by years of future minimum lease payments required under the leases:


                Year ending December 31,  1999     $    15,478
                                          2000           9,529
                                          2001           9,529
                                          2002           9,528
                                          2003           6,227
                                                   -----------

                                                       $50,291
                                                   ===========
(4)  Line of Credit

     The Company has a $3 million line of credit with Bank Leumi, of which $500,000 was utilized at December 31, 1998. The line of credit is guaranteed by the Company's sole stockholder and secured with accounts receivable. The Company is subject to certain loan covenants, including tangible net worth of not less than $2,000,000. The interest rate is equal to .50% over the bank's base interest rate.

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (Continued)


(5)  LONG-TERM DEBT

Note payable to Wells Fargo Bank, guaranteed by the Company's sole stockholder, secured by land and building, payable in monthly installments of $10,691, due July 1, 2003.  The interest rate is to be adjusted at the fifth and tenth anniversary dates of the note to a fixed rate equal to 2% above the bank's money market fund rate in
effect on such date.                                                 $1,011,861


      Less current portion                                              (44,038)
                                                                     ----------

                                                                     $  967,823
                                                                     ==========

     Principal payments on long-term debt are as follows:

                Year ending December 31,  1999                      $    44,038
                                          2000                           47,941
                                          2001                           52,188
                                          2002                           56,813
                                          2003 and thereafter           810,881
                                                                 --------------
                                                                   $  1,011,861
                                                                 ==============
(6)  Commitments and Contingencies

     a)    Operating Leases

       The Company leases operating facilities in Chatsworth, California and Concorde, North Carolina under long-term non-cancelable operating leases from the stockholder and a related party affiliate. Monthly payments under these lease agreements are $47,940 and $32,500 for the Chatsworth and Concorde facilities, respectively. Rent expense for these facilities amounted to $475,886 for the year ended December 31, 1998. Minimum future rental payments under the leases are as follows:

                Year ending April 30,  1999                   $   965,280
                                       2000                       965,280
                                       2001                       965,280
                                       2002                       965,280
                                       2003 and thereafter     12,976,080
                                                              -----------

                                                              $16,837,200
                                                              ===========

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (Continued)


(6)  Commitments and Contingencies (Continued)

     b)    Facilities Arrangement

       Facilities in Canada that are maintained by T.J. MacDonald Institutional Textiles, Ltd. are used by the Company in exchange for management fees equal to 50% of the profits of MacDonald Contract Sales, Inc.

(7)  Retirement Plan

     Effective January 1993 the Company established a qualified profit sharing plan (the "Plan") with a 401(k) deferred compensation provision. All employees with one year and 1,000 hours of service are eligible to participate in the Plan. Participants may contribute up to 16% of compensation per year. The Company may match 25% of participant contributions up to 6% of compensation per employee. Participants are vested in Company matching contributions based on the following schedule:

                                                                 Vested
                    Years of Service                             Percent


                            1                                      0%
                            2                                     20%
                            3                                     40%
                            4                                     60%
                            5                                     80%
                            6                                    100%

     The Company's contributions to the Plan for the year ended December 31, 1998 were $95,136.

(8)  Income Taxes

     The Company, with the consent of its shareholder, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under the provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements for the year ended December 31, 1998. All states in which the Company does business have enacted provisions to conform to federal tax law, and recognize S-Corporation status. Certain states, however, have chosen to tax S-Corporations on a proportionate amount of the income earned in that state. The provision for franchise taxes represents the taxes these states have imposed.

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (Continued)
(9)  Statement of Cash Flows - Supplemental Disclosures

     The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

(Increase) Decrease:

          Accounts receivable                                                                                 $ (123,739)
          Inventory                                                                                            2,711,277
          Other current assets                                                                                   (73,892)
       Increase (Decrease):
          Accounts payable                                                                                      (986,045)
          Accrued expenses                                                                                       549,823
          Other current liabilities                                                                              (48,906)
                                                                                                     -------------------

                                                                                                              $2,028,518
                                                                                                     ===================

       Operating activities reflect:

          Interest paid                                                                                       $  250,397
                                                                                                     ===================

          Income taxes paid                                                                                   $   17,076
                                                                                                     ===================

       Schedule of non-cash investing and financing transactions -

          Fixed asset purchases                                                                               $  355,076
          Notes used to purchase fixed assets                                                                    (98,589)
                                                                                                     -------------------


               Cash used to purchase fixed assets                                                             $  256,487
                                                                                                     ===================

(10)  Prior Period Adjustment

      In accordance with generally accepted accounting principles, as applied in these financial statements, adjustments have been made for an understatement of prior years' inventory and an overstatement of prior years' cost of sales. Adjustments have also been made for credit balances in accounts receivable which are recognizable as income and reserves for inventory obsolescence which are charged against income, neither of which were recognized in prior periods. Had the errors not been made, net income for 1997 would have been increased by $3,325,589 ($218.10 per share).

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.

                    Notes to Combined Financial Statements
                               December 31, 1998

                                  (continued)


(11) SUBSEQUENT EVENTS

     Sale of Company

     The Company's stockholder has received a letter of intent from Guest Supply, Inc. dated February 12, 1999. According to the letter of intent, Guest Supply would agree to purchase all of the outstanding shares of stock in the Company in exchange for cash and a long-term, convertible note payable to the stockholder. At closing, the acquisition would be accounted for using the purchase method. The results of operations of the Company will be included with the results of Guest Supply, Inc. once the purchase has been finalized.

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.
               UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME

                                                                                   Three Months Ended
                                                                                      December 31,
                                                                            --------------------------------
                                                                                1998                1997
                                                                            ------------       -------------
NET SALES                                                                   $ 13,262,606       $  12,547,431

COST OF SALES                                                                 11,653,949          10,880,104
                                                                            ------------       -------------
             Gross margin                                                      1,608,657           1,667,327

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                   1,665,938             820,976
                                                                            ------------       -------------
             Income from operations                                              (57,281)            846,351
                                                                            ------------       -------------
OTHER INCOME (EXPENSE):
     Gain on sale of marketable securities                                       525,581                  --
     Miscellaneous income                                                          2,187               1,942
     Franchise tax                                                                   --              (12,524)
     Interest expense                                                            (37,411)            (71,819)
                                                                            ------------       -------------
                                                                                 490,357             (82,401)
                                                                            ------------       -------------
             Net income                                                     $    433,076       $     776,474
                                                                            ============       =============

NET INCOME PER SHARE:
     Basic and diluted                                                      $      28.40       $       50.10
                                                                            ============       =============

                           KAPADIA ENTERPRISES, INC.
                           dba Nasco Supply Company
                      AND MACDONALD CONTRACT SALES, INC.
             UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                                                                         Three Months Ended
                                                                                            December 31,
                                                                                     ------------------------------
                                                                                          1998            1997
                                                                                     -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
             Net cash provided by (used in) operating activities                      $   27,683       $ (3,334,370)
                                                                                      ----------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Collection on note receivable - stockholder                                             --          2,425,203
      Proceeds from sale of marketable securities                                      1,263,865                 --
      Other cash used by investing activities                                            (80,007)           (28,990)
                                                                                      ----------      -------------

             Net cash provided by investing activities                                 1,183,858          2,396,213
                                                                                      ----------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings on line of credit                                                   500,000          1,650,000
      Distributions to stockholder                                                      (783,168)                --
      Payment on margin debt                                                            (452,858)                --
      Other cash used in financing activities                                             (9,889)           (13,200)
                                                                                      ----------      -------------

             Net cash provided by (used in) financing activities                        (745,915)         1,636,800
                                                                                      ----------      -------------

NET INCREASE IN CASH                                                                     465,626            698,643

BANK OVERDRAFT, BEGINNING OF PERIOD                                                     (113,286)        (1,192,466)
                                                                                      ----------      -------------

CASH (BANK OVERDRAFT), END OF PERIOD                                                  $  352,340       $   (493,823)
                                                                                      ==========      =============

                           Kapadia Enterprises, Inc

                            dba Nasco Supply Company

                       and MacDonald Contract Sales, Inc.


           Notes to Unaudited Condensed Combined Financial Statements






Note 1:  Basis of Presentation

The unaudited condensed combined financial statements have been prepared from the books and records of Kapadia Enterprises, Inc. (dba Nasco Supply Company) and MacDonald Contract Sales, Inc. (the "Company") in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) considered necessary for a fair presentation have been included. It is suggested that the unaudited condensed combined financial statements be read in conjunction with the audited combined financial statements and notes thereto for the year ended December 31, 1998. Interim results are not necessarily indicative of the results that may be expected for the full year.


Note 2:   Other Financial Information

During the three months ended December 31, 1998, the Company accrued additional compensation for certain officers and a consultant of the Company in the amount of $625,000 and incurred professional fees in the amount of $189,000 related to the sale of the Company. No such costs were incurred in the three months ended December 31, 1997.


Note 3:   Income Taxes

The Company, with the consent of its shareholder, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under the provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements for the three months ended December 31, 1998.

(b)  Pro Forma Consolidated Financial Information

The following unaudited pro forma financial information required pursuant to
Article 11 of Regulation S-X is filed with this amendment to the Company's Form 8-K which was previously filed on May 10, 1999.

     Basis of Presentation

     Unaudited Pro Forma Condensed Consolidated Balance
          Sheet - January 1, 1999

     Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended September 30, 1998

     Unaudited Pro Forma Condensed Consolidated Statement of Operations - Fourteen Weeks Ended January 1, 1999

     Notes to Unaudited Pro Forma Condensed Consolidated
          Financial Information


Basis of Presentation
---------------------

The following unaudited pro forma condensed consolidated financial information of the Company give effect to (i) the acquisition of all of the capital stock of Nasco which occurred on April 23, 1999 (the "Acquisition") and (ii) the related financing, as if such transactions had occurred on October 1, 1997, for the fiscal year ended September 30, 1998 and for the fourteen weeks ended January 1, 1999. The unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it occurred as of January 1, 1999.

The unaudited pro forma condensed consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial information does not purport to represent the Company's results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated. The Acquisition has been accounted for using the purchase method of accounting. The total purchase price of Nasco was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The excess of the purchase price over the fair value of its net assets will be recorded as goodwill. The allocation of the Nasco purchase price reflected in the unaudited pro forma condensed consolidated financial information is preliminary and is subject to change based upon Nasco's closing adjusted net worth, as defined in the Stock Purchase Agreement (the "Agreement"). The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company (previously filed with the Securities and Exchange Commission) and the combined financial statements and notes of Nasco contained herein.

                               Guest Supply, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of January 1, 1999
                             (Dollars in thousands)


The following unaudited pro forma condensed consolidated balance sheet has been prepared as if the Acquisition (see Note 1) had occurred on January 1, 1999. This balance sheet combines the consolidated balance sheet of the Company as of January 1, 1999 with the combined balance sheet of Nasco as of December 31, 1998, giving effect to adjustments for the Acquisition and related financing.

                                                  Guest Supply        Nasco         Pro Forma        Pro Forma
                                                   Historical       Historical     Adjustments        Totals
                                                 ------------      ----------     -----------        ---------
Assets
Current Assets:
   Cash and cash equivalents                          $ 1,938             352                           $ 2,290
   Accounts receivable, net                            28,798           5,928                            34,726
   Inventories                                         41,798          12,636                            54,434
   Deferred income taxes                                1,493               -           527  3            2,020
   Other current assets                                 1,961             147                             2,108
                                                 ------------      ----------                          ---------
Total current assets                                   75,988          19,063                            95,578

   Property and equipment, net                         33,159           1,758        (1,500) 2           33,417

   Other assets                                         2,557             147                             2,704
   Excess of cost over net assets acquired              4,699               -        16,468  3           21,167
                                                 ------------      ----------                          ---------
                                                    $ 116,403          20,968                          $152,866
                                                 ============      ==========                          =========


Liabilities and Shareholders' Equity
Curent Liabilities:
   Accounts payable and accrued expenses             $ 31,877           7,402                            39,279
   Short term debt and current maturities
     of long-term debt                                    556             559           (44) 2            1,071
   Due to stockholders                                      -              53         4,208  4            4,261
                                                 ------------      ----------                          ---------
Total current liabilities                              32,433           8,014                            44,611
                                                 ------------      ----------                          ---------

   Long-term debt                                      28,644           1,003        23,750 5,6          52,429
                                                                                       (968) 2
   Deferred income taxes                                5,029               -                             5,029
                                                 ------------      ----------                          ---------
Total long-term liabilities                            33,673           1,003                            57,458
                                                 ------------      ----------                          ---------

Shareholders' Equity:
   Common stock                                           594             150          (150) 7              594
   Additional paid-in capital                          38,608             125          (125) 7           38,690
                                                                                         82  7
   Retained Earnings                                   15,107          11,676          (488) 2           15,107
                                                                                     (4,208) 4
                                                                                     (6,980) 8
   Treasury Stock                                      (3,955)              -           418  7           (3,537)
   Accumulated other comprehensive income                 (57)              -                               (57)
                                                 ------------      ----------                          ---------
Total shareholders' equity                             50,297          11,951                            50,797
                                                 ------------      ----------                          ---------
                                                    $ 116,403          20,968                          $152,866
                                                 ============      ==========                          =========


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                              Guest Supply, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Year Ended September 30, 1998
                     (In thousands, except per share data)


The following unaudited pro forma condensed consolidated statement of operations has been prepared as if the Acquisition (see note 1) had occurred on October 1, 1997. The unaudited pro forma condensed consolidated statement of operations combines the consolidated statement of operations of the Company for the fiscal year ended September 30, 1998 with the combined statement of income of Nasco for the year ended December 31, 1998 giving effect to adjustments for the Acquisition and related financing.

                                                  Guest Supply         Nasco             Pro Forma           Pro Forma
                                                   Historical        Historical         Adjustments           Totals
                                                 -------------       ----------         -----------          ---------
Sales                                               $ 236,743           63,628                               $ 300,371
Cost of sales                                         189,025           55,665            (1,766)    9         242,924
                                                 -------------       ----------                              ---------
Gross profit                                           47,718            7,963                                  57,447

Selling, general and administrative expenses           39,669            5,906             1,766     9          45,950
                                                                                          (1,391)   10
                                                 -------------       ----------                              ---------


Operating income                                        8,049            2,057                                  11,497

Interest and other income                                  76              533                                     609
Interest expense                                       (2,225)            (250)           (1,398)   11          (3,873)
                                                 -------------       ----------                              ---------
Income before income taxes                              5,900            2,340                                   8,233

Income tax expense                                      2,267               35             1,262    12           3,564
                                                 -------------       ----------                              ---------

Net Income                                            $ 3,633          $ 2,305                                 $ 4,669
                                                 =============       ==========                              =========

Earnings per common share:
     Basic                                             $ 0.56                                                   $ 0.71
                                                 =============                                               =========
     Diluted                                           $ 0.51                                                   $ 0.62
                                                 =============                                               =========

Weighted Average Common Shares Outstanding:
     Basic                                              6,489                                 45    13           6,534
                                                 =============                                               =========
     Diluted                                            7,125                                422    13           7,547
                                                 =============                                               =========

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                              Guest Supply, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     Fourteen Weeks Ended January 1, 1999
                     (In thousands, except per share data)


The following unaudited pro forma condensed consolidated statement of operations has been prepared as if the Acquisition (see note 1) had occurred on October 1, 1997. The unaudited pro forma condensed consolidated statement of operations combines the consolidated statement of operations of the Company for the fourteen weeks ended January 1, 1999 with the combined statement of income of Nasco for the quarter ended December 31, 1998 giving effect to adjustments for for the Acquisition and related financing. Nasco's statement of income information for the quarter ended December 31, 1998 is included in both the statement below and in the unaudited proforma condensed consolidated statement of operations for the year ended September 30, 1998 presented above.

                                                        Guest Supply        Nasco        Pro Forma             Pro Forma
                                                         Historical      Historical     Adjustments              Totals
                                                        ------------     ----------     -----------            ---------
Sales                                                    $ 62,918           13,263                              $ 76,181
Cost of sales                                              50,413           11,654            (495)       9       61,572
                                                        ------------     ----------                            ---------
Gross profit                                               12,505            1,609                                14,609

Selling, general and administrative expenses               10,696            1,666             495        9       12,485
                                                                                              (372)      10
                                                        ------------     ----------                            ---------


Operating income                                            1,809              (57)                                2,124

Interest and other income                                       6              528                                   534
Interest expense                                             (502)             (38)           (350)      11         (890)
                                                        ------------     ----------                            ---------
Income before income taxes                                  1,313              433                                 1,768

Income tax expense                                            549                -             264       12          813
                                                        ------------     ----------                            ---------

Net Income                                                  $ 764              433                                 $ 955
                                                        ============     ==========                            =========

Earnings per common share:
     Basic                                                 $ 0.12                                                 $ 0.15
                                                        ============                                           =========
     Diluted                                               $ 0.11                                                 $ 0.13
                                                        ============                                           =========
Shares Outstanding:
     Basic                                                  6,381                               45       13        6,426
                                                        ============                                           =========
     Diluted                                                6,824                              422       13        7,246
                                                        ============                                           =========

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                               Guest Supply, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (dollars in thousands, except per share information)

1.  Acquisition

On April 23, 1999, Guest Supply, Inc. (the "Company") completed the acquisition of Kapadia Enterprises, Inc. d/b/a Nasco Supply Company and McDonald Contract Sales, Inc. (collectively "Nasco"), acquiring all of the capital stock of the privately-held distributor of textile products to the lodging industry from Madhukar and Naina Kapadia. Nasco will continue to operate under the direction of current management. The negotiated purchase price (the "Purchase Price") paid in the Nasco acquisition was (i) $18,000 in cash at the closing of the acquisition, which is subject to a post-closing purchase price adjustment, (ii) the issuance by the Company of a 5.18% convertible subordinated promissory note in the aggregate principal amount of $5,000, which note is convertible into shares of the Company's common stock, no par value ("Common Stock") at a price of $13.275 per share, subject to adjustment as provided in the note, (iii) 45,198 shares of the Company's Treasury Stock ($500 of Common Stock based on a per share price of $11 1/16) and (iv) transaction costs (the "Acquisition"). The purchase price adjustment is based upon Nasco's closing adjusted net worth, as defined in the Agreement, subject to certain limitations described in the Agreement.


Balance Sheet
-------------

2. To reflect the elimination of property and building and related mortgage payable not acquired/assumed in connection with the Acquisition.

3. To reflect the excess of acquisition costs over the estimated fair value of net assets acquired after the elimination of property and building and related mortgage payable not acquired/assumed by the Company and the accrual of a pre-acquisition dividend to the Nasco shareholder. The purchase price and preliminary purchase price allocation are summarized as follows:

    Purchase price paid as:
     Cash paid at closing                                        $18,000
     Convertible subordinated promissory note                      5,000
     Issuance of common stock                                        500
     Transaction costs                                               750
                                                                 -------
     Total purchase consideration                                 24,250


    Adjustments:
    -----------
     Historical net assets acquired after
     elimination of property and building and
     related mortgage payable not acquired/
     assumed in connection with the acquisition
     and after accrual for payment of a
     pre-acquisition dividend payable to the
     Nasco shareholder (see notes 2 and 4).                       (7,255)
                                                                  -------
                                                                  16,995

     Deferred income tax asset                                      (527)
                                                                 -------
     Excess of cost over net assets acquired (goodwill)          $16,468
                                                                 =======

4.  To record pre-acquisition dividend payable to Nasco shareholder.

5. Concurrent with the closing of the acquisition of Nasco, the Company and its subsidiaries entered into a $35,000 amended and restated revolving credit facility with PNC Bank, National Association, First Union National Bank, and Fleet Bank N.A. (the "Financing Agreement") and an amendment to the Company and its subsidiaries' outstanding $25,000 aggregate principal amount senior notes (the "Senior Notes"). Borrowings under the Financing Agreement were used to fund the $18,000 cash portion of the Purchase Price, the $750 of transaction costs and will be used to finance ongoing working capital requirements of the Company and its subsidiaries. The Financing Agreement is a six-year revolving credit facility, with interest on outstanding borrowings determined, at the Company's option, based upon stated margins at or below the prime rate or in excess of eurodollar rates (6.25% at September 30, 1998). Borrowings under the Financing Agreement are secured by substantially all of the assets of the Company and its subsidiaries. The Senior Notes have fixed interest rates ranging from 6.95% to 7.31%, maturities ranging from 2003 to 2009, and are secured by substantially all of the assets of the Company and its subsidiaries. As a result of the Acquisition, the interest rates on the Senior Notes and the Financing Agreement increased by .25% and .40%, respectively.

    The Financing Agreement and the Senior Notes contain a number of restrictive covenants, including covenants which limit incurrence of liens and indebtedness, limit transactions with affiliates, acquisitions, sales of assets, investments and other restricted payments. The Financing Agreement and the Senior Notes further require that the Company comply with certain financial and other covenants as set forth therein.

6. To reflect the issuance of a $5,000 five-year, 5.18% convertible subordinated promissory note (the "Note") in connection with the acquisition. The Note is convertible into shares of the Company's common stock, no par value, at a price of $13.275 per share.

7. To reflect the elimination of Nasco's historical common stock and additional paid-in capital and the issuance of 45,198 shares of the Company's treasury stock at $11.0625 per share.

8. To reflect the elimination of Nasco's historical retained earnings after adjustments for the elimination of property and building and related mortgage payable not acquired/assumed in connection with the acquisition and after accrual for payment of a pre-acquisition dividend payable to the Nasco shareholder.

Statements of Operations
------------------------

9. Adjustment to reflect certain reclassifications to conform to the Company's presentation.

                                                                  Fourteen
                                              Year Ended         Weeks Ended
                                            Sept. 30, 1998     January 1, 1999
                                            --------------     ---------------

10. Adjustment to eliminate compensation
    paid to certain senior officers and a
    consultant of Nasco based on new
    employment agreements with such
    individual.                                 ($2,500)            ($625)

    To eliminate the depreciation expense
    on the building not acquired in
    connection with the acquisition                 (43)              (11)

    To reflect the additional occupancy
    costs associated with the new operating
    lease arrangement                               329                58

    To record the amortization of the
    excess cost over the fair value of
    net assets acquired over its
    estimated life of 20 years                      823               206
                                                -------            ------
                                                ($1,391)            ($372)
                                                =======            ======

11. Adjustment to reflect the interest cost associated with the additional borrowings required to finance the acquisition, other incremental interest costs incurred in connection with the acquisition, and the elimination of interest related to the Nasco Mortgage not assumed.

                                                                  Fourteen
                                              Year Ended         Weeks Ended
                                            Sept. 30, 1998     January 1, 1999
                                            --------------     ---------------

       Revolving Credit Facility                 $1,125  (a)       $   281
       Convertible Subordinated Promissory Note     259                 65
       Incremental interest on Senior Notes          63                 16
       Incremental interest on Financing
        Agreement                                    32                  8
       Elimination of Nasco's historical
       interest expense on mortgage not assumed     (81)               (20)
                                                -------            -------
                                                 $1,398            $   350
                                                =======            =======

        (a) - A change of 1/8 of 1% in the assumed rate would result in a corresponding change of $22.5 in annual interest expense.

12. As Nasco had elected to be taxed as an S corporation under the provisions of the Internal Revenue Code, pro forma income tax expense has been adjusted to reflect the effective C corporation income tax rate of the Company for all periods presented, as well as, the income tax effects of the Acquisition. The difference between the expense calculated at the statutory rate (34%) and the amount reflected in the unaudited pro forma condensed consolidated statement of operations is primarily attributable to non-deductible goodwill and the provision for state income taxes.

     The Acquisition has been treated as a stock acquisition for federal income tax purposes in the accompanying unaudited pro forma condensed consolidated financial information. However, the Company and Nasco may make an election under Internal Revenue Code Section 338(h)(10) to treat the Acquisition as an asset purchase for Federal income tax purposes if the Company concludes that it is cost effective. Any tax benefits associated therewith would be offset by a built-in gains tax payable by the Company to the Internal Revenue Service. The tax benefits, if any, of making such an election have not yet been determined.

13. For purposes of calculating unaudited pro forma basic earnings per common share, the weighted average number of outstanding common shares reflects the issuance of the Company's treasury stock in connection with the Acquisition (see note 7). For purposes of calculating unaudited pro forma diluted earnings per common share, in addition to the shares issued in connection with the acquisition, the weighted average number of outstanding common shares includes the conversion of the convertible subordinated promissory note into the Company's common stock. For purposes of this calculation, all shares and potential shares are assumed to be outstanding throughout each period presented.

  (c)  Exhibit Index

10(w)* Stock Purchase Agreement dated as of April 23, 1999 by and among the Company, Breckenridge-Remy Co., Madhukar Kapadia and Naina Kapadia, as Trustees of the Kapadia Family Trust, Kapadia Enterprises, Inc., MacDonald Contract Sales, Inc., Madhukar Kapadia and Naina Kapadia. Pursuant to Reg, S-K Item 601(b)(2), the Company agrees to furnish a copy of the Schedules to such Agreement to the Commission upon request.

10(x)* 5.18% Convertible Subordinated Promissory Note due April 23, 2004 in the principal amount of $5,000,000 by the Company in favor of Madhukar Kapadia and Naina Kapadia, as Trustees of the Kapadia Family Trust.

10(y)* Employment Agreement dated as of April 23, 1999 by and between the Company and Madhukar Kapadia.

10(z)* Amended and Restated Revolving Credit Agreement dated as of April 21, 1999 by and among the Company, Guest Packaging, Inc., Breckenridge-Remy Co., Guest Distribution Services, Inc., Kapadia Enterprises, Inc., PNC Bank, National Association, as Agent and as Lender, First Union National Bank, as Lender, and Fleet Bank, N.A., as Lender.

10(aa)* Form of Security Agreement dated as of April 21, 1999 executed by the Company and each of its subsidiaries in favor of PNC Bank, National Association, as Agent.

10(bb)* Amendment No. 1 to Note Purchase Agreements dated as of April 21, 1999 by and among the Company, Guest Packaging, Inc., Breckenridge-Remy Co., Guest Distribution Services, Inc., Kapadia Enterprises, Inc., MONY Life Insurance Company, AUSA Life Insurance Company, Inc., Great-West Life and Annuity Insurance Company and Nationwide Life and Annuity Insurance Company.

23       Consent of Carpenter Kuhen & Sprayberry, CPA's

99*      Guest Supply, Inc. Press Release dated April 26, 1999.

* Previously Filed

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GUEST SUPPLY, INC.
                                   ------------------
                                   (Registrant)


Date: June __, 1999                By:/s/ Paul T. Xenis
                                      -----------------
                                      Paul T. Xenis
                                      Vice President - Finance